Exhibit 5.1

April 6, 2015

Marina Biotech, Inc.

P.O. Box 1559

Bothell, WA 98041

Ladies and Gentlemen:

As legal counsel to Marina Biotech, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Registration Statement on Form S-1 (File No. 333-201480) (the “Registration Statement”), covering the underwritten public offering of (i) 43,103,448 units (the “Units”) (or 49,568,965 units if the underwriters exercise their over-allotment option in full), with each Unit consisting of (x) one share of the common stock, par value $0.006 per share, of the Company (the “Common Stock”), and (y) a warrant to purchase up to 0.75 shares of Common Stock (each, a “Warrant”, and collectively, the “Warrants”), and (ii) all shares of Common Stock and all Warrants issued as part of the Units.

We have examined such documents as we have deemed necessary to enable us to express the opinion hereinafter set forth, including, without limitation: (a) the Certificate of Incorporation of the Company, as amended and restated; (b) the By-laws of the Company, as amended and restated; (c) the Form of Underwriting Agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”); (d) the Form of Warrant filed as an exhibit to the Registration Statement; and (e) the Registration Statement (including the prospectus contained therein). In addition, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, and to the other qualifications and limitations set forth herein, we are of the opinion that when: (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and establish the terms of offering of the Units; (ii) the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Securities Act”); and (iii) the Underwriting Agreement is executed and delivered by the parties thereto:

(A)	the Units will be duly authorized and, when issued and sold in accordance with, and for the consideration set forth in, the Underwriting Agreement, and in the manner described in the prospectus contained in the Registration Statement, will be validly issued, fully paid and non-assessable;

(B)	the shares of Common Stock to be issued pursuant to the Underwriting Agreement will be duly authorized and, when issued and sold in accordance with, and for the consideration set forth in, the Underwriting Agreement, and in the manner described in the prospectus contained in the Registration Statement, will be validly issued, fully paid and non-assessable;

(C)	the Warrants, when duly executed, issued and delivered by the Company in accordance with, and for the consideration set forth in, the Underwriting Agreement, and in the manner described in the prospectus contained in the Registration Statement, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(D)	the shares of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares”) will be duly authorized and, when issued upon exercise of the Warrants, in accordance with the terms of the Warrants, and upon delivery to the Company in full of the exercise price for such Warrant Shares, will be validly issued, fully paid and non-assessable.

We are admitted to the Bar in the State of New York and we express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion with respect to any state securities or blue sky laws. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm under the heading “Legal Matters” in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP

PRYOR CASHMAN LLP

2